Exhibit 99.1

Tivity Health Completes Acquisition of Nutrisystem

Combined Offerings Will Meet Growing Demand for Integrated Solutions to Support

Healthier Lifestyles

NASHVILLE, Tenn., March 8, 2019 – Tivity Health®, Inc. (Nasdaq: TVTY), a leading provider of fitness and health improvement programs, today announced that it has completed its previously announced acquisition of Nutrisystem, Inc., a leading provider of weight management products and services, for approximately $1.3 billion in cash and stock. With this acquisition, Tivity Health will be unique in offering, at scale, an integrated portfolio of fitness, nutrition and social engagement solutions to support overall health and wellness.

Powerful Calories In + Calories Out Combination

Tivity Health believes this powerful Calories In + Calories Out combination will offer a holistic approach to addressing critical health needs, lowering healthcare costs, and creating additional value for shareholders, health plans, fitness partners, members and consumers. The combined company will have a footprint of more than 75 million members eligible for Tivity Health’s SilverSneakers®, Prime® Fitness, WholeHealth Living™ and flip50™ programs and millions of consumers for Nutrisystem’s Nutrisystem®, South Beach Diet®, and DNA Body Blueprint™ products, creating multiple opportunities to increase engagement across all brands.

“We welcome Nutrisystem’s powerful brands and talented team to the Tivity Health family. Both Nutrisystem and Tivity Health have successful track records improving health, both in the lives of consumers and health plan members, as well as in the communities where we do business. That experience, coupled with our shared commitment to our varied stakeholders, will power successful execution on the many opportunities that lie ahead,” said Donato Tramuto, Tivity Health’s Chief Executive Officer. “Since announcing the transaction, we have received overwhelmingly supportive feedback from our health plan customers, members and fitness partners about their interest in the broad array of offerings of our combined company. Our integrated approach – which addresses many of the social determinants of health fundamental to wellness – includes fitness, nutrition and social isolation, and represents a powerful offering to support healthier lifestyles, combat chronic conditions and lower medical costs. Tivity Health is now a formidable player in where the market is going – moving away from merely ‘sick care’ toward fully addressing healthcare.”

Comprehensive Integration Planning

As previously announced, Tivity Health will maintain all existing Nutrisystem brands, as well as Nutrisystem’s Fort Washington, Pennsylvania location. Dawn Zier has been named President and Chief Operating Officer of Tivity Health, reporting to Tivity Health CEO Donato Tramuto, and will join Tivity Health’s Board of Directors. She will be responsible for Tivity Health’s Healthcare and Nutrition divisions. Steve Janicak, formerly Chief Growth Officer at Tivity Health, has been named Division President, Healthcare. Keira Krausz, formerly Chief Marketing Officer at Nutrisystem, has been named Division President, Nutrition.

“Since the announcement of the transaction in December, we’ve been working on plans for a smooth integration that will allow us to quickly capture significant revenue and cost synergies across the combined company,” Zier said. “We’ve assembled a strong and experienced leadership team that will be focused on rapidly bringing an integrated suite of offerings to market. I am excited for this new chapter and strongly believe Tivity Health’s expertise in fitness and deep relationships in healthcare, combined with Nutrisystem’s nutrition and consumer engagement and marketing expertise, can change the paradigm for health and wellness and provide significant growth opportunities as we go forward.”

Transaction Completion Details

Tivity Health announced its acquisition of Nutrisystem on December 10, 2018. Nutrisystem shareholders approved the merger on March 5, 2019. Nutrisystem shareholders will receive $38.75 per share in cash, without interest, and 0.2141 Tivity Health shares for each share of Nutrisystem common stock, with cash payable in lieu of fractional shares. Tivity Health is financing the cash portion of the acquisition through a new senior secured credit facility led by Credit Suisse Group AG which includes a $350 million five-year Term Loan A and a $830 million seven-year Term Loan B and existing cash on hand.

About Tivity Health, Inc.

Tivity Health®, Inc. (Nasdaq: TVTY) is a leading provider of health improvement, nutrition, fitness and social engagement solutions at scale to improve clinical outcomes, reduce healthcare costs and create opportunities to feel better, work better and live better. With decades of clinical and operational expertise, the Company touches millions of consumers through its integrated portfolio of brands and works directly with hundreds of healthcare practitioners and many of the nation’s largest payers and employers. Tens of millions of Americans are currently eligible for Tivity Health’s SilverSneakers®, Prime® Fitness, WholeHealth Living™ and flip50™ programs and millions of people have lost weight with Nutrisystem®, South Beach Diet® and DNA BodyBlueprint™. As part of its commitment to tackling social isolation and loneliness, in 2017, Tivity Health launched a rural aging initiative at addressing challenges unique to older adults in rural communities. Learn more at TivityHealth.com.

Note on Forward-Looking Statements

This press release contains certain statements that are “forward-looking” statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon current expectations and include all statements that are not historical statements of fact and those regarding the intent, belief or expectations, including, without limitation, statements that are accompanied by words such as “will,” “expect,” “outlook,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” or other similar words, phrases or expressions and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the merger, integration and transition plans, synergies, opportunities and anticipated future performance. Readers of this press release should understand that these statements are not guarantees of performance or results. Many risks and uncertainties could affect actual results and cause them to vary materially from the expectations contained in the forward-looking statements.

These risks and uncertainties include, among other things: the risk that expected benefits, synergies and growth opportunities of the transaction may not be achieved in a timely manner or at all; the risk that Tivity Health and Nutrisystem will be unable to retain or hire key personnel; the ability to successfully integrate Nutrisystem’s business with Tivity Health; the risk that the significant indebtedness incurred to fund the purchase price may limit Tivity Health’s ability to adapt to changes in the economy or market conditions, expose the company to interest rate risk for the variable rate indebtedness and require a substantial portion of cash flows from operations to be dedicated to the payment of indebtedness; and the risk that disruption from the transaction may adversely affect Tivity Health’s and Nutrisystem’s business and their respective relationships with customers, vendors or employees; Tivity Health’s and Nutrisystem’s ability to develop and implement effective strategies; Tivity Health’s and Nutrisystem’s ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed Tivity Health’s and Nutrisystem’s resources; Tivity Health’s and Nutrisystem’s ability to accurately forecast its revenues, margins, earnings and net income, as well as any potential charges that Tivity Health and Nutrisystem may incur as a result of changes in their respective businesses and leadership teams; the risks associated with deriving a significant concentration of revenues from a limited number of customers; Tivity Health’s and Nutrisystem’s ability to develop and maintain customer relationships and/or the ability of Tivity Health’s customers to enroll participants and to accurately forecast their level of enrollment and participation in Tivity Health’s and Nutrisystem’s programs in a manner and within the timeframe anticipated by Tivity Health and Nutrisystem; the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of our information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties to customer, employee or other proprietary information or member health information and may lead to a disruption in Tivity Health’s and Nutrisystem’s businesses, costs to modify, enhance, or remediate Tivity Health’s and Nutrisystem’s cybersecurity measures, enforcement actions, fines or litigation against, or damage to the business reputation of, Tivity Health and Nutrisystem; other risks detailed in Tivity Health’s and Nutrisystem’s most recent Annual Reports on Form 10-K for the year ended December 31, 2018 and other filings with the Securities and Exchange Commission (“SEC”). For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to both Tivity Health’s and Nutrisystem’s filings with the SEC. Except as required by law, neither Tivity Health nor Nutrisystem undertakes any obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.

Contacts

INVESTORS:

Tommy Lewis

(615) 614-4576

tommy.lewis@tivityhealth.com

MEDIA:

Sard Verbinnen & Co.

Andrew Cole / Kaitlin Bilby

(212) 687-8080

tivityhealth-svc@sardverb.com

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